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Exhibit 4.11

ARTICLES OF INCORPORATION Form 001 Filing fee: $50.00 revised 12/27/01 Deliver 2 copies to: Colorado Secretary of State	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
Business Division, 1560 Broadway, Suite 200 Denver, CO 80202-5169 This document must be typed or machine printed Please include a self-addressed envelope. A1	20021018560 C $100.00 SECRETARY OF STATE 01-24-2002 14:44:46

        The undersigned, acting as the incorporator of a corporation for profit pursuant to § 7-102-102, Colorado Revised Statutes (C.R.S.), delivers these Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1. The entity name of the corporation is:	Coors Caribe, Inc.
The entity name of a corporation must contain the term "corporation", "incorporated", "company", or "limited", or an abbreviation of any of these terms §7-90-601(3)(a), C.R.S.
2. The corporation is authorized to issue:	10,000	shares of	common

If more classes are authorized, include attachment indicating class(es) and number of shares in each class.

3.    The street address of the corporation's initial registered office and the name of its initial registered agent at that office are:

1560 Broadway, Denver, CO 80202-5139
If mail is undeliverable to this address, ALSO include a post office box address:

; Registered Agent Name:	Corporation Service Company

The undersigned consents to appointment as the corporation's initial registered agent:

Registered Agent Signature	/s/ [Illegible]
4. The address of the corporation's initial principal office is:

311 10th Street, NH311, Golden, CO 80401

5.    The name and address of the incorporator is:

Name	Kay Guthrie
Address	311 10th St., NH 311, Golden, CO 80401

6.    The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:

Coors Caribe, Inc., 311 10th St., NH 311, Golden, CO 80401
If applicable, these articles are to have a delayed effective date of	N/A (not to exceed 90 days)
Incorporator Signature	/s/ KAY GUTHRIE	Signer's Name-printed	Kay Guthrie
OPTIONAL. The electronic mail and/or Internet address for this entity is/are:	e-mail

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name	Kay Guthrie	address	311 10th St., NH 311, Golden, CO 80401

voice	(303) 277-7759	fax	(303) 277-2601	e-mail	kay.guthrie@coors.com

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)

Form 205 Revised July 1, 2002 Filing fee: $25.00 Deliver to: Colorado Secretary of State Business Division	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
1560 Broadway, Suite 200 Denver, CO 80202-5169 CHANGE OF NAME This document must be typed or machine printed Copies of filed documents may be obtained at www.sos.state.co.us	20031015522 C $75.00 SECRETARY OF STATE 01-14-2003 11:10:32 ABOVE SPACE FOR OFFICE USE ONLY

PPC 2002101 8560

Pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the corporation is:	Coors Caribe, Inc.
(If changing the name of the corporation, indicate name of corporation BEFORE the name change)
2. The date the following amendment(s) to the Articles of Incorporation was adopted:	01/01/03

3.    The text of each amendment adopted (include attachment if additional space needed):

RESOLVED, that the name of the Company shall be changed from Coors Caribe, Inc.
to Coors Global Properties, Inc. and the address for the Company's principal office is
Union Tower, Suite 170, 165 South Union Blvd., Lakewood, Colorado 80228.

4. If changing the corporation name, the new name of the corporation is:

Coors Global Properties, Inc.
5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for
implementing the amendment if not contained in the amendment itself:	N/A

6.    Indicate manner in which amendment(s) was adopted (mark only one):

☐
No shares have been issued or Directors elected—Adopted by Incorporator(s)

☐
No shares have been issued but Directors have been elected—Adopted by the board of directors

☐
Shares have been issued but shareholder action was not required—Adopted by the board of directors

☒
The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group—Adopted by the shareholders

7. Effective date (if not to be effective upon filing)	01/01/2003	(Not to exceed 90 days	)
8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of
State may deliver notice if filing of this document is refused, are:

Kay Guthrie, c/o Coors Brewing Company, 311 10th St., NH311, Golden, CO 80401
OPTIONAL. The electronic mail and/or Internet address for this entity is/are:	e-mail

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name	Kay Guthrie	address	c/o Coors Brewing Company, 311 10th St., NH311, Golden, CO 80401

voice	(303) 277-7759	fax	(303) 277-2601	e-mail	kay.Guthrie@coors.com

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH Form 150 Revised October 1, 2002 Filing fee: $5.00	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
Deliver 3* copies to: Colorado Secretary of State
Business Division, 1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us	20031058840 M $5.00 SECRETARY OF STATE 02-21-2003 15:29:52 ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to Title 7 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement is delivered to the Colorado Secretary of State for filing.

20021018560

1. The name of the entity is:	Coors Global Properties, Inc
(must be exactly as shown on the records of the Secretary of State)
organized under the laws of	Colorado	(state or country of origin)

2.    If above entity is foreign, the assumed entity name, if any, currently using in Colorado:

3.    The street address of its current registered office (according to the existing records of the Secretary of State) is:

4.    If the registered office address is to be changed, the street address of the new registered office is:

(must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:

5.    The name of its current registered agent (according to the existing records of the Secretary of State) is:

6.    If the registered agent is to be changed, the name of the new registered agent is:

7.    If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

8.    The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.

9.    (Optional) Address of its principal place of business is: 311 10th Street, NH311 Golden, CO 80401 and if changed, the new address of its principal place of business is: Union Tower, Suite 170, 165 South Union Blvd., Lakewood, CO 80228

(Correcting Annual Report)

10.    The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Annita Menogan, Coors Brewing Company, PO Box 4030, NH311, Golden, CO 80401

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

*NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

		20061394660 M $10.00 SECRETARY OF STATE 09-27-2006 15:18:02
Document processing fee
If document is filed on paper	$10.00
If document is filed electronically	Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Statement of Change

filed pursuant to §7-90-301, et seq. and §7-90-305.5 or §7-90-604 or §7-90-701 or §7-90-702 or §7-90-705 or §7-90-804 of the Colorado Revised Statutes (C.R.S)

ID number:		20021018560
1.	Entity name:	COORS GLOBAL PROPERTIES, INC
2.	True name: (if different from the entity name)
Complete lines 3 - 15 as applicable. You must complete line 16.
3.	Resignation of registered agent of record:
	Date on which agent resigned:	(mm/dd/yyyy)
	Registered agent: (if an individual)	(Last) (First) (Middle) (Suffix)
OR (if a business organization)
	Registered agent street address:	(Street name and number)

CO (City) (State) (Postal/Zip Code)
The person appointed as registered agent has delivered notice of the change to the entity at the principal office address of its principal office.

4.	Appointment of new registered agent following resignation of registered agent of record:
	Registered agent: (if an individual)	(Last) (First) (Middle) (Suffix)
OR (if a business organization)
The person appointed as registered agent in the document has consented to being so appointed.
	Registered agent street address:	(Street name and number)

CO (City) (State) (Postal/Zip Code)
	Registered agent mailing address: (if different from above)	(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)
(Province—if applicable) (Country—if not US)

5.	Change of registered agent name and/or address of record:
	Registered agent: (if an individual)	(Last) (First) (Middle) (Suffix)
OR (if a business organization)
The person appointed as registered agent in the document has consented to being so appointed.
	Registered agent street address:	(Street name and number)

CO (City) (State) (Postal/Zip Code)
	Registered agent mailing address: (if different from above)	(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)
(Province—if applicable) (Country—if not US)

If the change is being effected by the registered agent, the following statement applies:
The person appointed as registered agent has delivered notice of the change to the entity at the principal office address of its principal office.
6.	Change of principal office address of record:
	New principal office street address:	17735 W. 32nd AVENUE (Street name and number)
CE235
GOLDEN CO 80401 (City) (State) (Postal/Zip Code)
(Province—if applicable) (Country—if not US)
	New principal office mailing address: (if different from above)	(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)
(Province—if applicable) (Country—if not US)
7.	Document number: (required for change(s) to 8, 9, 10, and/or 11 below)
8.	Change of entity name of record (LLP, art. 61 LLLP or foreign entity only):
New entity name:
9.	Change of true name of record (LLP, art. 61 LLLP, general partnership or foreign entity only):
New true name:
10.	Change of jurisdiction of formation of record (foreign entity only):
New jurisdiction of formation:
11.	Change of entity form of record (foreign entity only):
New entity form:
12.	Other change(s) not provided for above:
If other information contained in the filed document is being changed, mark this box ☐ and include an attachment stating the information to be changed and each such change.
If other information is being added or deleted, mark this box ☐ and include an attachment stating each addition or deletion.

13.	Withdrawal of Statement of Registration of True Name: (if applicable, mark this box ☐)
14.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", "casualty", "mutual", or "surety"
15.	(Optional) Delayed effective date:	(mm/dd/yyyy)
Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.
16.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Deard Tara LM (Last) (First) (Middle) (Suffix)
17735 W 32nd Avenue
(Street name and number or Post Office Box information)
CE235
Golden Co 80401 (City) (State) (Postal/Zip Code)
(Province—if applicable) (Country—if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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